UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 15, 2011
Date of Report (Date of Earliest event reported)

STAKOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18565 Soledad Canyon Rd., #153, Canyon Country, CA 91351
 (Address of principal executive offices)  (Zip Code)

(904) 425-1209
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement.

On June 16, 2011, Stakool, Inc. entered into a Letter of Intent of Sale and Purchase with Anthus Life Corp., a privately held Nevada corporation.  On July 20, 2011, Stakool, Inc. and Anthus Life Corp. executed an Agreement of Sale and Purchase wherein Anthus Life Corp received 77,588,470 shares of 79,388,470 issued and outstanding shares of Stakool, Inc. common shares, as well as 10,000,000 Preferred Shares of Stakool, Inc. in exchange for scheduled payments, and totaling Three Hundred Fifty Thousand Dollars ($350,000) and 1,200,000 shares of Anthus Life Corp common stock.  Additional terms include the following:

•	The Company will change its name to “Anthus Life Corp.”;

•	All officers and directors of Stakool, Inc. have resigned from their respective positions and Peter Hellwig has been elected to serve as President and Director of Stakool, Inc.;

•	Mr. Hellwig will appoint the Company’s new Board of Directors;

•	Outstanding convertible notes held by the Company will be satisfied with payments received by Anthus Life Corp.;

•	The Company and Anthus Life Corp will each be reasonably satisfied with their respective due diligence investigation and review of the other.; and

•	Both parties will cooperate one with the other in facilitating the transactions contemplated by the Agreement

OVERVIEW OF ANTHUS LIFE CORPORATION

Anthus Life Corporation was incorporated in the State of Nevada on June 4, 2009, with its principal place of business in Jacksonville Florida.

ANTHUS LIFE is founded on the belief that everyone has the power to make healthy lifestyle choices. At ANTHUS LIFE, our motivating mission is to:

•	Source or manufacture and distribute innovative products made with all certified natural and/or organic ingredients

•	Conduct continual research and development of high performance “green” products

•	Grow by engaging strategic partners who have proven distribution

•	Sustain above-average annual top-line growth with a gross profit of 35% plus

•	Instill a corporate culture that empowers our fellow workers with dedication and enthusiastic team spirit

•	Apply sensitive and respectful practices to promote sustainable social relationships and responsible corporate governance

•	Maintain strong business growth through profitable and complementary acquisitions

ANTHUS LIFE strives to become one of the leading suppliers of natural and organic products by fulfilling the highest standards for quality, consistency, sustainability, product assortments, value-added support services and integrity in our business and personal relationships.  Through trust and our commitment to quality we will build a loyal consumer following throughout North America.

ANTHUS LIFE has formally launched 8 natural health bars; in 2011/2012 we will be looking to introduce additional USDA Organic Certified health bars.

Nutritional and dietary criteria that ANTHUS LIFE adheres to are based on review and approval by accredited scientific food agencies and standards as set by government organizations.  The Company will take acute consideration to effectively produce and package the best tasting product that is “good and better” for the consumer.

An experienced core management team is in place and has reviewed, studied and analyzed the natural and/or organic product market. ANTHUS LIFE will establish a procurement program and will work with outside professionals to build ANTHUS LIFE’s business, create brands through eco friendly packaging and distinctive labeling, and develop key distribution relationships.

The strategy is to have ANTHUS LIFE’s brand name strongly associated on all their distributed products and to focus on finding and developing the best USDA certified natural and/or organic food product options for North America. In fact, during 2011 and 2012, ANTHUS LIFE will introduce additional USDA Certified Organic health bars.  Also, for 2011 and 2012, ANTHUS LIFE’s R&D team is diligently working to develop additional product line extensions to include energy drinks, additional health food items as well as the potential integration of advanced technologies such as nutraceuticals, etc.

ANTHUS LIFE has secured a manufacturer with the requisite governmental approval, having completed the package design and is distributing the initial product offering.  ANTHUS LIFE is excited about the opportunity to bring healthy, great tasting, and natural and/or organic food products at affordable prices to the mass North American market.

ANTHUS LIFE’s initial product launch includes 8 Health Bars that have:

•  no refined sugar  •  no artificial flavors  •  low sodium •  no genetically modified products  •  no preservatives •  no trans fat •  no gluten  •  no cholesterol • no dairy products, and no wheat.

ANTHUS LIFE is targeting the following consumers:  (i) those who are already knowledgeable on the benefits of natural and/or organic foods; presenting a viable opportunity for them to taste, switch, and become loyal, to our product; (ii) parents of young children wanting a healthy snack alternative and linking the need of healthy benefits and well being, value in the price, and volume and quality; (iii) organizations in need of fundraising programs; and (iv) companies in search for new product line under their brand to add to their revenue stream.

We believe that once the consumer tastes our product line, he or she will become a loyal consumer and will seek out our product because of the health benefits, value in price, quality of the product and the good taste of the product, thus becoming a returning and loyal consumer.

Market indicators over the past 5 years show that the natural and/or organic product market is expanding fast, and it is only a matter of time before it enters into mainstream retailing. Even though most supermarkets sell natural and/or organic products it is our belief that consumers cannot identify with just one brand when shopping for natural and/or organic. The offerings are confusing and because they are mixed in with regular products they often become line extensions of existing products. We believe that the consumer market is ready to identify with a brand dedicated to quality, reasonably priced, great tasting organic packaged products for both children and adults.

According to the Organic Trade Association, organic product sales have grown at about a 20% annual rate since 1990. Organic Trade Association (OTA) is a membership-based business association that concentrates on the organic business community in North America and is located in Greenfield, MA. A March 9, 2006 article published by “Reuters Food Summit” (an internet service of the Reuters Foundation), indicates major signs showing that the natural and/or organic foods are gathering speed and that mainstream acceptance is forcing big box stores, such as Wal-Mart Inc., to double its offering of organic products in its stores.

Further research shows consumers of various states, such as Washington and Oregon, for example, conscious of buying green and organic.  Recent market research by Mambo Sprouts Marketing released in 2008, explained that consumers in Washington and Oregon see buying ‘green’ as a priority. More than nine in ten consumers (92%) reported buying the same (54%) or more (38%) environmentally friendly products compared to six months ago.

Section 2 – Financial Information

Item 2.01:  Completion of Acquisition or Disposition of Assets.

The Agreement of Purchase and Sale between Stakool, Inc. and Anthus Life Corp. consists of exchanges in three parts.  On July 22, 2011, Anthus Life Corp. sent certain persons certified checks in the total amount of $100,000 in exchange for the return, assignment and/or canceling of outstanding convertible notes and issued and outstanding Stakool, Inc. shares.  Anthus Life Corp has received, or will receive (and has an accounting of) all of the issued and outstanding shares of Stakool, Inc.,, with the exception of approximately 500,000 shares, which are owned and deposited in individual shareholder accounts.

Stakool, Inc. filed its quarterly report in the form of a 10-Q for the period ending June 30, 2011, on August 15, 2011; the next quarterly report will be filed with consolidated financial reports of both Stakool, Inc. and Anthus Life Corp.

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN A NEW BUSINESS.

As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks than for a company with an established business and operating cash flow. If the Company is not able to manage these risks successfully, the Company’s operations could be negatively impacted. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

Future results depend on various factors, including successful selection of new markets, market acceptance of the ALC experience, consumer recognition of the quality of the Company’s products and willingness to pay the prices (which reflect our often higher ingredient costs,) the quality and performance of equipment and general economic conditions. In addition, as with the experience of other retail food and beverage concepts who have tried to expand nationally, we may find that the ALC concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of the ALC experience. Newly opened customers’ stores may not succeed, future markets may not be successful and average store revenue may not meet expectations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENT

This Report on Form 8-K and the materials incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; See “RISK FACTORS THAT MAY AFFECT OUR BUSINESS” set forth herein for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, fluctuating price of oil, as well as weather conditions, all of which are difficult, or impossible, to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Section 5 – Corporate Governance and Management

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kyle Gotshalk and Cherish Adams have resigned as Directors and Officers of Stakool, Inc. and Peter Hellwig has been elected as President and Director; Mr. Hellwig will appoint a new Board of Directors.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements.

Unaudited Financial Statements for the quarter ending June 30, 2011 are available electronically through  http: //www.sec.gov and are attached as an exhibit with this Form 8-K, and are deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are as follows:

(d) Exhibits.

13.1             Form 10-Q for period ending June 30, 2011

All other information contained in this report including the exhibits hereto shall be deemed furnished, and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 19 September 2011	STAKOOL, INC.

By: /s/ Peter Hellwig
Peter Hellwig
President/Director